Exhibit 1.1

ALLIANCE MMA, INC.

590 Madison Avenue, 21st Floor

New York, New York 10022

(212) 739-7825

July 20, 2016

Network 1 Financial Securities, Inc.

The Galleria, Building 2

2 Bridge Avenue
Red Bank, NJ 07701

Re:	Selling Agent Agreement
“Best Efforts” Min/Max Initial Public Offering
1,111,111/3,333,333 shares of Common Stock

Gentlemen:

Alliance MMA, Inc., a corporation organized and existing under the laws of State of Delaware (the “Company”), proposes to issue and sell to the purchasers, pursuant to the terms and conditions of this Selling Agent Agreement (this “Agreement”) and the Subscription Agreements in the form of Exhibit A attached hereto (the “Subscription Agreements”) entered into with the purchasers identified therein (each a “Purchaser” and collectively, the “Purchasers”), a minimum of 1,111,11 shares of common stock, par value $0.001 per share (the “Common Stock”), of the Company up to a maximum (the “Maximum Amount”) of 3,333,333 shares of Common Stock (the “Securities”) pursuant to a Registration Statement on Form S-1 declared effective by the United States Securities and Exchange Commission (the “Commission”). The Company hereby confirms its agreement with Network 1 Financial Securities, Inc. (“Network 1”) concerning the purchase and sale of the Securities as follows:

The Company hereby confirms its agreements with the Selling Agent concerning the purchase and sale of the Shares, as follows:

1.	Agreement to Act on a Best Efforts Basis.

1.1.	The Company hereby engages and authorizes Network 1 to act as the Company’s exclusive Selling Agent on a “best efforts,” min/max basis only, to solicit offers for the purchase of the Securities to the Purchasers in connection with the proposed offering of the Securities (the “Offering”). Until the Final Closing Date (as defined in Section 5 hereof) or earlier upon termination of this Agreement pursuant to Section 11, the Company shall not, without the prior written consent of the Selling Agent, solicit or accept offers to purchase the Securities otherwise than through the Selling Agent. Under no circumstances will the Selling Agent be obligated to underwrite or purchase any of the Securities for its own account or otherwise provide any financing. The Selling Agent shall have the right to enter into selected dealer agreements with other broker-dealers participating in the Offering (each dealer being referred to herein as a “Dealer” and said dealers being collectively referred to herein as the “Dealers”).

1.2.	The Company hereby acknowledges that the Selling Agent has agreed, as agent of the Company, to use its reasonable efforts to solicit offers to purchase the Securities from the Company on the terms and subject to the conditions set forth in the Prospectus (as defined below). The Selling Agent shall use reasonable efforts to assist the Company in obtaining performance by each Purchaser whose offer to purchase Securities has been solicited by the Selling Agent and accepted by the Company, but the Selling Agent shall not, except as otherwise provided in this Agreement, be obligated to disclose the identity of any potential purchaser or have any liability to the Company in the event any such purchase is not consummated for any reason. Under no circumstances will the Selling Agent be obligated to underwrite or purchase any Securities for its own account and, in soliciting purchases of the Securities, the Selling Agent shall act solely as the Company’s agent and not as principal.

1.3.	Subject to the provisions of this Section 1, offers for the purchase of the Securities may be solicited by the Selling Agent as agent for the Company at such times and in such amounts as the Selling Agent deems advisable. The Selling Agent shall communicate to the Company, orally or in writing, each reasonable offer to purchase Securities received by it as agent of the Company. The Company shall have the sole right to accept offers to purchase Securities and may reject any such offer, in whole or in part. The Selling Agent shall have the right, in its discretion reasonably exercised, without notice to the Company, to reject any offer to purchase Securities received by it, in whole or in part, and any such rejection shall not be deemed a breach of this Agreement.

2.	Escrow Agent. The Company and the Selling Agent intend to enter into an escrow agreement substantially in the form included as an exhibit to the Registration Statement (the “Escrow Agreement”) with Signature Bank (the “Escrow Agent”), pursuant to which the Escrow Agent will establish an escrow account, at the Company’s expense, for the benefit of the Purchasers (the “Escrow Account”).

3.	Share Payment and Compensation.

3.1.	The Securities will be offered and sold to the Purchasers at $4.50 per share of Common Stock (the “Purchase Price”). The purchases of Securities by the Purchasers shall be evidenced by the execution of a Subscription Agreement by each Purchaser and the Company.

3.2.	As compensation for services rendered, on each Closing Date (as defined in Section 5 hereof), the Company shall pay to the Selling Agent by wire transfer of immediately available funds to an account or accounts designated by the Selling Agent, a cash fee (the “Cash Fee”) in an aggregate amount equal to six and one-half percent (6.5%) of the gross proceeds received by the Company from the sale of the Securities on such Closing Date. The Cash Fee is hereinafter referred to herein as the “Placement Fee.”

3.3.	Any fees paid to the Selling Agent by the Company in accordance with the Engagement Agreement, dated March 14, 2016, as amended from time to time (the “Retainer Fees”), will be credited toward the Placement Fee.

3.4.	The Placement Fee shall be re-allowable, in whole or in part, to the Dealers, if any. The Company will not be liable or responsible to any Dealer for the payment of compensation to any Dealer, it being the sole and exclusive responsibility of the Selling Agent for payment of compensation to Dealers.

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3.5.	No Securities which the Company has agreed to sell pursuant to this Agreement and the Subscription Agreements shall be deemed to have been purchased and paid for, or sold by the Company, until such Securities shall have been delivered to the Purchaser thereof against payment by such Purchaser. If the Company shall default in its obligations to deliver Securities to a Purchaser whose offer it has accepted by executing and delivering a Subscription Agreement, the Company shall indemnify and hold the Selling Agent harmless against any loss, claim, damage or expense arising from or as a result of such default by the Company in accordance with the procedures set forth in Section 9.1 herein.

4.	Selling Agent’s Warrants. The Company hereby agrees to issue and sell to the Selling Agent (and/or its designee(s)) on each Closing Date (as defined in Section 5 hereof) warrants to purchase that number of shares of Common Stock equal to an aggregate of ten percent (10%) of the amount of Securities sold on such Closing Date (the “Selling Agent’s Warrants”). The Selling Agent’s Warrants as evidenced by the form of agreement attached hereto as Exhibit B (the “Selling Agent’s Warrant Agreement”), shall be exercisable, in whole or in part, commencing one hundred eighty (180) days after the effective date of the Registration Statement (the “Effective Date”) and expiring five (5) years after the Effective Date at an initial exercise price per share of Common Stock of $5.625 (125% of the public offering price of the Securities). The Selling Agent’s Warrants and the shares of Common Stock of the Company issuable upon exercise thereof (“Warrant Shares”) are sometimes referred to herein collectively as the “Warrant Securities.” The Selling Agent understands and agrees that there are significant restrictions pursuant to FINRA Rule 5110 against transferring the Warrant Securities and by its acceptance thereof shall agree that it will not sell, transfer, assign, pledge or hypothecate the Warrant Securities, or any portion thereof, and that the Warrant Securities will not be the subject of any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of such securities other than in accordance with FINRA Rule 5110.

5.	Delivery and Payment.

5.1.	Prior to the Initial Closing Date (as defined below), (i) each Purchaser will execute a Subscription Agreement and deliver it to the Selling Agent for forwarding to the Company; (ii) the Company will execute each such Subscription Agreement and will forward a copy thereof to the Escrow Agent; (iv) each Purchaser will transfer to the Escrow Account funds in an amount equal to the Purchase Price multiplied by the number of Securities to which such Purchaser has subscribed; (v) in the event that the Selling Agent or any subagent receives subscription funds, such funds will be promptly transmitted to the Escrow Account in compliance with Rule 15c2-4 of the Securities Exchange Act of 1934, as amended; and (vi) the Escrow Agent will notify the Company and the Selling Agent promptly in writing when the balance of the Escrow Account contains at least $5,000,000 (the “Requisite Funds”).

5.2.	If the Escrow Agent shall have received at least the Requisite Funds on or before 5:00 p.m., New York City time, on October 31, 2016 (the “Termination Date”), the Escrow Agent will release the balance of the Escrow Account for collection by the Company and the Selling Agent as provided in the Escrow Agreement and the Company shall deliver the Securities being purchased on the Initial Closing Date to the Purchasers, through the facilities of DTC, and such Securities shall be registered in such name or names and shall be in such denominations, as the Selling Agent may request by written notice to the Company. The cost of original issue tax stamps and other transfer taxes, if any, in connection with the issuance and delivery of the Securities by the Company to the respective Purchasers shall be borne by the Company. The date on which the Escrow Agent releases the balance of the Escrow Account for collection by the Company and the Selling Agent against delivery of the Securities to the Purchasers as described above, is hereinafter referred to as the “Initial Closing Date.”

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5.3.	If the Requisite Funds have not been received by the Escrow Agent on or before the Termination Date, the Offering will be deemed terminated, the Escrow Agent will promptly return the funds to the Purchasers without interest and the Selling Agent shall not be entitled to any compensation hereunder.

5.4.	If the Initial Closing has occurred, and the Company makes further sales of Securities to Purchasers prior to the termination of this Agreement pursuant to Section 11 hereof, (i) each Purchaser will execute a Subscription Agreement and deliver it to the Selling Agent for forwarding to the Company; (ii) the Company will execute each such Subscription Agreement and forward a fully-executed copy to the Selling Agent for delivery to such Purchaser; and (iii) the Company will deliver Securities and receive payment therefor in accordance with paragraph 5.2 above. Each date following the Initial Closing Date on which Company delivers Securities to such Purchasers against payment therefor is referred to herein as a “Subsequent Closing Date” and the Initial Closing Date and each Subsequent Closing Date are each referred to herein as a “Closing Date” and, collectively, as the “Closing Dates”.

6.	Representations and Warrants of the Company. The Company hereby represents and warrants to the Selling Agent as of each Closing Date as follows:

6.1.	Good Standing. The Company has been duly organized and is validly existing as a corporation and is in good standing under the laws of the State of Delaware as of the date hereof, and is duly qualified to do business and is in good standing in each jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to qualify would not have a Material Adverse Effect (as defined below).

6.2.	Conduct of Business. The Company has all requisite corporate power and authority, and has all necessary authorizations, approvals, orders, licenses, certificates and permits of and from all governmental regulatory officials and bodies that it needs as of the date hereof to conduct its business purpose as described in the Registration Statement, the Statutory Prospectus and the Prospectus. To the knowledge of the Company, the disclosures in the Registration Statement and the final prospectus contained therein (the “Prospectus”) concerning the Company’s business as currently contemplated are correct in all material respects and do not omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

6.3.	Transactions Contemplated Herein. The Company has all corporate power and authority to enter into this Agreement and the Selling Agent’s Warrant Agreement and to carry out the provisions and conditions hereof and thereof, and all consents, authorizations, approvals and orders required in connection therewith have been obtained. No consent, authorization or order of, and no filing with, any court, government agency or other body is required for the valid issuance, sale and delivery of the Securities and the consummation of the transactions and agreements contemplated by this Agreement and the Selling Agent’s Warrant Agreement, except with respect to applicable federal and state securities laws and the rules and regulations of the Financial Industry Regulatory Authority, Inc. (“FINRA”).

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6.4.	Validity and Binding Effect of Agreements. This Agreement, the Escrow Agreement, Selling Agent’s Warrant Agreement and Subscription Agreements (collectively, the “Transaction Documents”) have been duly and validly authorized by the Company, and, when executed and delivered by the Company to the Selling Agent, Escrow Agent or Purchasers, as the case may be, will constitute, the valid and binding agreements of the Company, enforceable against the Company in accordance with their respective terms, except: (i) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally; (ii) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws; and (iii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefore may be brought.

6.5.	No Conflicts, etc. The execution, delivery, and performance by the Company of this Agreement and the Transaction Documents, the consummation by the Company of the transactions herein and therein contemplated and the compliance by the Company with the terms hereof and thereof do not and will not, with or without the giving of notice or the lapse of time or both: (i) result in a material breach of, or conflict with any of the terms and provisions of, or constitute a material default under, or result in the creation, modification, termination or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to the terms of any agreement or instrument to which the Company is a party; (ii) result in any violation of the provisions of the Company’s Certificate of Incorporation (as the same may be amended from time to time, the “Certificate of Incorporation”); or (iii) violate any existing applicable law, rule, regulation, judgment, order or decree of any governmental agency or body or court, domestic or foreign, having jurisdiction over the Company or any of its properties or business constituted as of the date hereof.

6.6.	No Defaults; Violations. No material default exists in the due performance and observance of any term, covenant or condition of any material license, contract, indenture, mortgage, deed of trust, note, loan or credit agreement, or any other agreement or instrument evidencing an obligation for borrowed money, or any other material agreement or instrument to which the Company is a party or by which the Company may be bound or to which any of the properties or assets of the Company is subject. The Company is not in material violation of any term or provision of its Certificate of Incorporation, or in material violation of any franchise, license, permit, applicable law, rule, regulation, judgment or decree of any governmental agency or body or court, domestic or foreign, having jurisdiction over the Company or any of its properties or businesses.

6.7.	Filing of Registration Statement. The Company has filed with the Commission a registration statement and an amendment or amendments thereto, on Form S-1 (File No. 333-_________), for the registration of the Securities under the Securities Act of 1933, as amended (the “Securities Act”), which registration statement and amendment or amendments have been prepared by the Company in conformity with the requirements of the Securities Act, and the rules and regulations (the “Regulations”) of the Commission under the Securities Act. The conditions for use of Form S-1 to register the Securities under the Securities Act, as set forth in the General Instructions to such Form, have been satisfied. Except as the context may otherwise require, such registration statement, as amended, on file with the Commission at the time the registration statement became effective (including the Prospectus, financial statements, schedules, exhibits and all other documents filed as a part thereof or incorporated therein and all information deemed to be a part thereof as of such time pursuant to Rule 430A of the Regulations) is hereinafter called the “Registration Statement,” and the form of the final prospectus included in the Registration Statement is hereinafter called the “Prospectus” and no other document with respect to the Registration Statement has heretofore been filed under the Securities Act with the Commission. All of the Securities have been or will be, as of the Effective Date, registered under the Securities Act pursuant to the Registration Statement If, at any time subsequent to the date of this Agreement, the Company or the Selling Agent determine that the Prospectus contained an untrue statement of a material fact or omitted a statement of material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and have agreed to provide an opportunity to the Purchasers of the Securities to terminate the existing Subscription Agreements and enter into new Subscription Agreements, then the Prospectus will be deemed to include any additional information available to purchasers at the time of entry into such new Subscription Agreement.

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6.8.	Registration under the Exchange Act and Stock Exchange Listing. The Company has filed or will file with the Commission a Form 8-A providing for the registration of the Common Stock under the Exchange Act. The Common Stock is or will be registered pursuant to Section 12(b) of the Exchange Act and has been approved or will be approved for listing on The NASDAQ Capital Market (“NASDAQ”), subject to official notice of issuance and evidence of satisfactory distribution, and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from NASDAQ, nor has the Company received any notification that the Commission or NASDAQ is contemplating terminating such registration or listing except as described in the Registration Statement and the Prospectus.

6.9.	No Stop Orders, etc. Neither the Commission nor, to the Company’s knowledge, any state regulatory authority has issued any order preventing or suspending the use of the Prospectus or the Registration Statement or has instituted or, to the Company’s knowledge, threatened to institute any proceedings with respect to such an order.

6.10.	Disclosures in Registration Statement.

6.10.1.	10b-5 Representation. On the Effective Date (or at the effective time of any post-effective amendment to the Registration Statement) and at all times subsequent thereto up to such Closing Date, the Registration Statement and the Prospectus contained or will contain all material statements that are required to be stated therein in accordance with the Securities Act and the Regulations, and did or will, in all material respects, conform to the requirements of the Securities Act and the Regulations. On such Closing Date, the Registration Statement did not or will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading. As of such Closing Date, the Prospectus (together with any supplement thereto) did not or will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties made in this Section 6 do not apply to statements made or statements omitted in reliance upon and in conformity with written information furnished to the Company with respect to the Selling Agent by the Selling Agent expressly for use in the Registration Statement or the Prospectus or any amendment thereof or supplement thereto, which information, it is agreed, shall consist solely of the name of the Selling Agent appearing in the Prospectus (“Selling Agent’s Information”).

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6.10.2.	Disclosure of Agreements. The agreements and documents described or to be described in the Registration Statement or the Prospectus conform to the descriptions thereof contained therein and there are no agreements or other documents required to be described in the Registration Statement or the Prospectus or to be filed with the Commission as exhibits to the Registration Statement, that have not been or will not be so described or filed. Each agreement or other instrument (however characterized or described) to which the Company is a party or by which its property or business is or may be bound or affected and (i) that is referred to in the Registration Statement or attached as an exhibit thereto, or (ii) is material to the Company’s business, has been duly and validly executed by the Company, is in full force and effect in all material respects and is enforceable against the Company and, to the Company’s knowledge, the other parties thereto, in accordance with its terms, except (x) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally, (y) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws, and (z) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefore may be brought, and none of such agreements or instruments has been assigned by the Company, and neither the Company nor, to the Company’s knowledge, any other party is in material breach or default thereunder and, to the Company’s knowledge, no event has occurred that, with the lapse of time or the giving of notice, or both, would constitute a material breach or default thereunder. To the Company’s knowledge, performance by the Company of the material provisions of such agreements or instruments will not result in a material violation of any existing applicable law, rule, regulation, judgment, order or decree of any governmental agency or court, domestic or foreign, having jurisdiction over the Company or any of its assets or businesses, including, without limitation, those relating to environmental laws and regulations.

6.10.3.	Regulations. The disclosures contained in the Registration Statement and the Prospectus concerning the effects of federal, state and local regulation on the Company’s business as currently contemplated fairly summarize, to the Company’s knowledge, such effects.

6.10.4.	Issuer Free Writing Prospectuses. The Company has not provided any information to any person in connection with the Offering that would constitute an “issuer free writing prospectus” (as defined in Rule 433 of the Regulations) or that would otherwise constitute a “free writing prospectus,” or a portion thereof, required to be filed by the Company with the Commission or retained by the Company under Rule 433 of the Regulations.

6.10.5.	Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the Registration Statement and the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

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6.10.6.	No Material Adverse Change. Since the Effective Date, except as otherwise specifically stated in the Registration Statement and the Prospectus: (i) there has been no material adverse change in the condition, financial or otherwise, of the Company (a “Material Adverse Effect”); (ii) there have been no material transactions entered into by the Company, other than as contemplated pursuant to this Agreement; (iii) no member of the Company’s board of directors or management has resigned from any position with the Company; and (iv) no event or occurrence has taken place which materially impairs, or would likely materially impair, with the passage of time, the ability of the members of the Company’s board of directors or management to act in their capacities with the Company as described in the Registration Statement and the Prospectus.

6.10.7.	Recent Securities Transactions, etc. Subsequent to Effective Date, and except as may otherwise be indicated or contemplated herein or in the Registration Statement and the Prospectus, the Company has not: (i) issued any securities (other than shares of Common Stock that may be issued upon conversion of the Company’s outstanding indebtedness) or incurred any liability or obligation, direct or contingent, for borrowed money; or (ii) declared or paid any dividend or made any other distribution on or in respect to its capital stock.

6.11.	Independent Accountants. To the knowledge of the Company, Friedman LLP (“Friedman”), whose audit reports are filed with the Commission as part of the Registration Statement and the Prospectus, are independent registered public accountants as required by the Securities Act and the Regulations. To the knowledge of the Company, Friedman is registered with and in good standing with the PCAOB. Except for the preparation of federal tax returns and services provided to the Company and each of the Target Companies (as defined in the Registration Statement) in relation to the preparation of the Cold Comfort Letter described in Section 8.6, Friedman has not, during the periods covered by the financial statements included in the Registration Statement and the Prospectus, provided the Company or any of the Target Companies any non-audit services, as such term is used in Section 10A(g) of the Exchange Act.

6.12.	Financial Statements.

6.12.1.	Compliance. Excluding the pro forma information and the notes and assumptions thereto, the financial statements, including the notes thereto and supporting schedules, if any, included in the Registration Statement and the Prospectus fairly present in all material respects the financial position and the results of operations of the Company at the dates and for the periods to which they apply; and such financial statements have been prepared in conformity with United States generally accepted accounting principles (“GAAP”), consistently applied throughout the periods involved. The Registration Statement and the Prospectus disclose all material off-balance sheet transactions, arrangements, obligations (including contingent obligations), and other relationships of the Company with unconsolidated entities or other persons that may have a material current effect on the Company’s financial condition, changes in financial condition, results of operations, liquidity, capital expenditures, capital resources, or significant components of revenues or expenses. Except as disclosed in the Registration Statement and the Prospectus, (a) the Company has not incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions, other than in the ordinary course of business, (b) the Company has not declared or paid any dividends or made any distribution of any kind with respect to its capital stock; (c) there has not been any material change in the capital stock of the Company or any material additional grants under any stock compensation plan; and (d) there has not been any material adverse change in the Company’s long-term or short-term debt.

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6.12.2.	Statistical Data. The statistical, industry-related and market-related data included in the Registration Statement and the Prospectus are based on or derived from sources which the Company reasonably and in good faith believes are reliable and accurate in all material respects, and such data agree in all material respects with the sources from which they are derived.

6.13.	Capital Stock.

6.13.1.	Authorized Capital; Options, etc. The Company had at the date or dates indicated in the Registration Statement and the Prospectus, duly authorized, issued and outstanding capitalization as set forth therein. Other than as disclosed in the Registration Statement and the Prospectus on such Closing Date , the Company will have on such Closing Date the adjusted stock capitalization set forth therein. Other than as disclosed in the Registration Statement and the Prospectus on such Closing Date, there will be no material increase in the options, warrants, or other rights to purchase or otherwise acquire any authorized, but unissued Common Stock of the Company or any security convertible into Common Stock of the Company, or any contracts or commitments to issue or sell Common Stock or any such options, warrants, rights or convertible securities.

6.13.2.	Outstanding Securities. All issued and outstanding securities of the Company issued prior to the transactions contemplated by this Agreement have been duly authorized and validly issued and, with respect to all issued and outstanding shares of capital stock of the Company, are fully paid and non-assessable; to the Company’s knowledge, the holders thereof have no rights of rescission with respect thereto, and are not subject to personal liability by reason of being such holders; and none of such securities were issued in violation of the preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company. The authorized shares of Common Stock conform in all material respects to all statements relating thereto contained in the Registration Statement and the Prospectus. The offers and sales of the outstanding securities were at all relevant times either registered under the Securities Act and the applicable state securities or Blue Sky laws or, based in part on the representations and warranties of the purchasers of such securities, exempt from such registration requirements.

6.13.3.	Securities Sold Pursuant to this Agreement. The Securities have been duly authorized and reserved for issuance and, when issued and paid for in accordance with this Agreement, will be validly issued, fully paid and non-assessable; the holders thereof are not and will not be subject to personal liability by reason of being such holders; the Securities are not and will not be subject to the preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company; and all corporate action required to be taken for the authorization, issuance and sale of the Securities has been duly and validly taken. The Securities conform in all material respects to all statements with respect thereto contained in the Registration Statement and the Prospectus. The Warrant Shares issuable upon exercise of the Selling Agent’s Warrant Agreement have been reserved for issuance upon the exercise thereof and, when issued in accordance with the terms of such securities, will be duly and validly authorized, validly issued, fully paid and non-assessable; the holders thereof are not and will not be subject to personal liability by reason of being such holders. The Warrant Securities conform in all material respects to all statements with respect thereto contained in the Registration Statement and the Prospectus.

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6.13.4.	No Integration. Neither the Company nor any of its affiliates has, prior to the date hereof, made any offer or sale of any securities which are required to be “integrated” pursuant to the Securities Act or the Regulations with the offer and sale of the Securities pursuant to the Registration Statement.

6.14.	Registration Rights of Third Parties. Except as set forth in the Registration Statement or the Prospectus, no holders of any securities of the Company or any rights exercisable for or convertible or exchangeable into securities of the Company have the right to require the Company to register any such securities of the Company under the Securities Act or to include any such securities in a registration statement to be filed by the Company.

6.15.	D&O Questionnaires. To the knowledge of the Company, all information contained in the questionnaires (the “Questionnaires”) completed by each of the Company’s directors and officers and beneficial owners of 5% or more of the Company’s Common Stock (the “Insiders”) is true and correct in all material respects, and the Company has not become aware of any information which would cause the information disclosed in the Questionnaires completed by each Insider to become inaccurate and incorrect in any material respect. To the extent that information in the Registration Statement and the Prospectus differs from the information provided in a Questionnaire, the information in the Registration Statement and the Prospectus will be deemed to supersede and replace the information in the Questionnaires.

6.16.	Litigation; Governmental Proceedings. There is no action, suit, proceeding, inquiry, arbitration, investigation, litigation or governmental proceeding pending or, to the Company’s knowledge, threatened against, or involving the Company or, to the Company’s knowledge, any Insider which has not been disclosed in the Registration Statement and the Prospectus and which, if adversely concluded against the Company or any such person, would have a Material Adverse Effect.

6.17.	Finder’s Fees. Except as described in the Registration Statement and the Prospectus, there are no claims, payments, arrangements, agreements or understandings relating to the payment of a finder’s, consulting or origination fee by the Company or any Insider with respect to the sale of the Securities hereunder or any other arrangements, agreements or understandings of the Company or, to the Company’s knowledge, any of its stockholders that may affect the Selling Agent’s compensation, other than compensation that may be owed by the Selling Agent to Dealers, if any, who participate in the Offering.

6.18.	Payments Within 180 Days. Except as described in the Registration Statement and the Prospectus, the Company has not made any direct or indirect payments (in cash, securities or otherwise) to: (i) any person, as a finder’s fee, consulting fee or otherwise, in consideration of such person raising capital for the Company or introducing to the Company persons who raised or provided capital to the Company; (ii) to any FINRA member; or (iii) to the knowledge of the Company, to any person or entity that has any direct or indirect affiliation or association with any FINRA member, within the 180-day period prior to the initial filing of the Registration Statement, other then, in each such case, payments to the Selling Agent. Except as described in the Registration Statement and the Prospectus, no executive officer, director, or beneficial owner of 10% or more of the Company’s Common Stock (any such individual or entity, a “Company Affiliate”) is a member, or a person associated, or affiliated with a member of FINRA. For purposes of the meaning of “beneficial owner” as used in this Section, the definition of Rule 13d-3, promulgated by the Commission under the Exchange Act shall apply.

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6.19.	Company Affiliate Membership. Except as described in the Registration Statement and the Prospectus, to the knowledge of the Company, no Company Affiliate is an owner (of record or beneficially) of stock or other securities of any member of the FINRA (other than securities purchased on the open market).

6.20.	Subordinated Loans. Except as described in the Registration Statement and the Prospectus, to the knowledge of the Company, no Company Affiliate has made a subordinated loan to any member of the FINRA.

6.21.	Use of Proceeds. Except as described in the Registration Statement and the Prospectus, no proceeds from the sale of the Securities (excluding Selling Agent compensation and amounts, if any, paid to Dealers participating in the Offering) will be paid to any FINRA member or to any persons associated or affiliated with a member of FINRA, except as specifically authorized herein.

6.22.	No Other Warrants, Options, etc. Except with respect to the Selling Agent’s Warrant Agreement issued to the Selling Agent, the Company has not issued any warrants or other securities, or granted any options, directly or indirectly to the Selling Agent or a related person (as defined by FINRA rules) of the Selling Agent within the 180-day period prior to the initial filing date of the Registration Statement, other than such issuances to the Selling Agent.

6.23.	FINRA Relationship. Except as described in the Registration Statement, and the Prospectus, to the knowledge of the Company, no person to whom securities of the Company have been privately issued within the 180-day period prior to the initial filing date of the Registration Statement has any relationship or affiliation or association with any member of FINRA, other than such issuances to the Selling Agent.

6.24.	Other Arrangements. Except as described in the Registration Statement and the Prospectus and except with respect to the Selling Agent in connection with the Offering, the Company has not entered into any agreement or arrangement (including, without limitation, any consulting agreement or any other type of agreement) during the 180-day period prior to the initial filing date of the Registration Statement, which arrangement or agreement provides for the receipt of any item of value and/or the transfer of any warrants, options, or other securities from the Company to a FINRA member or, the knowledge of the Company, any person associated with a member (as defined by FINRA rules), other than such arrangements with the Selling Agent.

6.25.	Foreign Corrupt Practices Act. Neither the Company, nor to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company, is aware of or has taken any action directly or indirectly, that would result in a material violation by such persons of the FCPA (as defined below), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company has conducted its business in compliance in all material respects with the FCPA. “FCPA” means the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.

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6.26.	Money Laundering Laws. Neither the Company nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company has made any payment of funds of the Company or received or retained any funds in violation of any law, rule or regulation relating to the anti-money laundering laws of any United States or non-United States jurisdiction (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any governmental agency or body involving the Company with respect to the Money Laundering Laws is pending or, to the Company’s knowledge, threatened.

6.27.	OFAC. Neither the Company nor, to the Company’s knowledge, any director, officer, agent, employee or affiliate of the Company is currently the target of or reasonably likely to become the target of any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”); and the Company will not directly or indirectly use the proceeds of the Offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently the target of any U.S. sanctions administered by OFAC.

6.28.	Officers’ Certificate. Any certificate signed by any duly authorized officer of the Company in connection with the Offering and delivered to the Selling Agent shall be deemed a representation and warranty by the Company to the Selling Agent as to the matters covered thereby.

6.29.	Lock-Up Period. Each of the Company’s officers and directors and each beneficial owner of 3% or more of the Company’s outstanding Common Stock (or securities convertible into Common Stock at any time) listed on Schedule A (together the “Lock-Up Parties”) have agreed pursuant to execute Lock-Up Agreements (in the form of Exhibit C) that, for a period of one hundred eighty (180) days from the Effective Date (the “Lock-Up Period”), that provide that such persons and their affiliated parties shall not offer, pledge, sell, contract to sell, grant, lend or otherwise transfer or dispose of, directly or indirectly, any Common Stock, or any securities convertible into or exercisable or exchangeable for Common Stock, without the consent of the Selling Agent, except for the exercise or conversion of currently outstanding warrants, options and convertible debentures, as applicable and the exercise of options under a duly adopted stock incentive plan. The Selling Agent may consent to an early release from the applicable Lock-Up Period.

6.30.	Subsidiaries. Except as described in the Registration Statement and Prospectus, the Company does not have any significant direct or indirect subsidiary.

6.31.	Related Party Transactions. No relationship, direct or indirect, exists between or among any of the Company or any Company Affiliate, on the one hand, and any director, officer, shareholder, customer or supplier of the Company or any Company Affiliate, on the other hand, which is required by the Securities Act, the Exchange Act or the Regulations to be described in the Registration Statement and the Prospectus that is not so described and described as required. There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business), credit arrangements, or guarantees of indebtedness by the Company to or for the benefit of any of the officers or directors of the Company or any of their respective family members.

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6.32.	Board of Directors. The Board of Directors of the Company is comprised of the persons set forth in the Prospectus under the heading captioned “Management.” The qualifications of the persons serving as board members and the overall composition of the board comply with the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder applicable to the Company and the applicable rules of NASDAQ. At least one member of the Board of Directors of the Company qualifies as a “financial expert” as such term is defined under the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder applicable to the Company and the applicable rules of NASDAQ. In addition, at least a majority of the persons serving on the Board of Directors qualify as “independent” as defined under the rules of NASDAQ.

6.33.	Sarbanes Oxley Act of 2002.

6.33.1.	Disclosure Controls. The Company has developed and currently maintains disclosure controls and procedures that will comply with the applicable provisions of Rule 13a-15 or 15d-15 of the Exchange Act and, to the extent applicable, such controls and procedures are effective to ensure that all material information concerning the Company will be made known on a timely basis to the individuals responsible for the preparation of the Company’s Exchange Act filings and other public disclosure documents.

6.33.2.	Compliance. The Company is, or on the Closing Date will be, in material compliance with the provisions of the Sarbanes-Oxley Act of 2002 applicable to it, and has implemented or will implement such programs and taken reasonable steps to ensure the Company’s future material compliance (not later than the relevant statutory and regulatory deadlines therefor) with all the applicable provisions of the Sarbanes-Oxley Act of 2002.

6.34.	No Investment Company Status. The Company is not and, after giving effect to the Offering and sale of the Securities and the application of the proceeds thereof, will not be, an “investment company” as defined in the Investment Company Act of 1940, as amended.

6.35.	No Labor Disputes. No labor dispute with the employees of the Company exists or, to the knowledge of the Company, is imminent.

6.36.	Employment Laws Compliance. The Company has not violated, or received notice of any violation with respect to, any law, rule, regulation, order, decree or judgment applicable to it and its business, including those relating to transactions with affiliates, environmental, safety or similar laws, federal or state laws relating to discrimination in the hiring, promotion or pay of employees, federal or state wages and hours law, the Employee Retirement Income Security Act of 1974, as amended, or the rules and regulations promulgated thereunder, except for those violations that would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

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6.37.	Intellectual Property. Except as described in the Registration Statement and the Prospectus, none of the Intellectual Property (defined below) necessary for the conduct of the business of the Company as currently carried on and as contemplated by the Company, as described in the Registration Statement and the Prospectus, are, to the knowledge of the Company, in dispute or are in any conflict with the rights of any other person or entity. To the Company’s knowledge, the Company and each Target Company (as defined in the Registration Statement): (i) owns or has the right to use, free and clear of all liens, charges, claims, encumbrances, pledges, security interests, defects or other restrictions or equities of any kind whatsoever, all of its Intellectual Property and the licenses and rights with respect to the foregoing, used in the conduct of the business of the Company as currently carried on and contemplated by the Company, as described in the Registration Statement and the Prospectus, without infringing upon or otherwise acting adversely to the right or claimed right of any person, corporation or other entity under or with respect to any of the foregoing, and (ii) except as provided in the material license agreements filed as exhibits to the Registration Statement, is not obligated or under any liability whatsoever to make any payment by way of royalties, fees or otherwise to any owner or licensee of, or other claimant to, any Intellectual Property with respect to the use thereof or in connection therewith for the conduct of its business or otherwise. For the purposes of this Section and this Agreement, the term “Intellectual Property” means (i) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations in part, revisions, extensions, and reexaminations thereof, (ii) all trademarks, service marks, trade dress, logos, trade names, and corporate names, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith, (iii) all copyrightable works, all copyrights, and all applications, registrations, and renewals in connection therewith, (iv) all mask works and all applications, registrations, and renewals in connection therewith, (v) all trade secrets and confidential business information (including ideas, research and development, know how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, diagrams, specifications, customer and supplier lists, catalogs, pricing and cost information, and business and marketing plans and proposals), (vi) all computer software (including data and related documentation) (whether purchased or internally developed), (vii) all information systems and management procedures, (viii) all other proprietary rights, and (ix) all copies and tangible embodiments thereof (in whatever form or medium).

6.38.	Trade Secrets, etc. To the Company’s knowledge, the Company owns or has the right to use all trade secrets, know-how (including all other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), inventions, designs, processes, works of authorship, computer programs and technical data and information that are material to the development, manufacture, operation and sale of all products and services sold or proposed to be sold by the Company, free and clear of and without violating any right, lien, or claim of others, including without limitation, former employers of its employees.

6.39.	Taxes. The Company and, to its knowledge, each Target Company, has filed all returns (as hereinafter defined) required to be filed with taxing authorities prior to the date hereof or has duly obtained extensions of time for the filing thereof. The Company and, to its knowledge, each Target Company, has paid all taxes (as hereinafter defined) shown as due on such returns that were filed and has paid all taxes imposed on or assessed against the Company or any Target Company, as the case may be, or is contesting such payments with the applicable taxing authority(ies). The provisions for taxes payable, if any, shown on the financial statements filed with or as part of the Registration Statement are sufficient to pay all accrued and unpaid taxes, whether or not disputed, and for all periods to and including the dates of such consolidated financial statements. Except as disclosed in writing to the Selling Agent, (i) no issues have been raised (and are currently pending) by any taxing authority in connection with any of the returns or taxes asserted as due from the Company or, to its knowledge, any Target Company, and (ii) no waivers of statutes of limitation with respect to the returns or collection of taxes have been given by or requested from the Company or, to its knowledge, any Target Company. The term “taxes” mean all federal, state, local, foreign, and other net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, lease, service, service use, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, windfall profits, customs, duties or other taxes, fees, assessments, or charges of any kind whatever, together with any interest and any penalties, additions to tax, or additional amounts with respect thereto. The term “returns” means all returns, declarations, reports, statements, and other documents required to be filed in respect of taxes.

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7.	Covenants of the Company. The Company covenants and agrees with the Selling Agent as follows:

7.1.	Amendments to Registration Statement. The Company will deliver to the Selling Agent, prior to filing, any amendment or supplement to the Registration Statement or Prospectus proposed to be filed after the Closing Date and not file any such amendment or supplement to which the Selling Agent shall reasonably object in writing.

7.2.	Federal Securities Laws.

7.2.1.	Compliance. During the time when a Prospectus is required to be delivered under the Securities Act, the Company will use its reasonable efforts to comply with all requirements imposed upon it by the Securities Act, the Regulations and the Exchange Act and by the regulations under the Exchange Act, as from time to time in force, so far as necessary to permit the continuance of sales of or dealings in the Securities in accordance with the provisions hereof and the Prospectus. If at any time when a Prospectus relating to the Securities is required to be delivered under the Securities Act, any event shall have occurred as a result of which, in the opinion of counsel for the Company or Selling Agent’s counsel, the Prospectus, as then amended or supplemented, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Securities Act, the Company will notify the Selling Agent promptly and prepare and file with the Commission, an appropriate amendment or supplement in accordance with Section 10 of the Securities Act.

7.2.2.	Filing of Final Prospectus. The Company will file the Prospectus (in form and substance reasonably satisfactory to the Selling Agent) with the Commission pursuant to the requirements of Rule 424 of the Regulations.

7.2.3.	Exchange Act Registration. For a period of five (5) years from the Closing Date, the Company will use its commercially reasonable efforts to maintain the registration of the Common Stock under the Exchange Act.

7.2.4.	Sarbanes-Oxley Act Compliance. The Company shall take all actions reasonably necessary to maintain material compliance with each applicable provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder and related or similar rules and regulations promulgated by any other governmental or self-regulatory entity or agency with jurisdiction over the Company, including, if required under applicable law, rule or regulation, maintenance of a system of internal accounting controls sufficient to provide reasonable assurances that: (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary in order to permit preparation of financial statements in accordance with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

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7.2.5.	Issuer Free Writing Prospectuses. The Company agrees that it will not deliver or provide to any person any information in connection with the Offering that would constitute an issuer free writing prospectus or that would otherwise constitute a “free writing prospectus,” or a portion thereof, required to be filed by the Company with the Commission or retained by the Company under Rule 433 of the Regulations.

7.2.6.	Delivery of Prospectuses. The Company will deliver to the Selling Agent, without charge, from time to time during the period when the Prospectus is required to be delivered under the Securities Act or the Exchange Act, such number of copies of the Prospectus as the Selling Agent may reasonably request and, as soon as the Registration Statement or any amendment or supplement thereto becomes effective, deliver to the Selling Agent a conformed copy of the Registration Statements, including exhibits, and all post-effective amendments thereto and copies of all exhibits filed therewith or incorporated therein by reference and conformed copies of the consents of certified experts.

7.2.7.	Effectiveness and Events Requiring Notice to the Selling Agent. The Company will use its commercially reasonable efforts to cause the Registration Statement to remain effective with a current prospectus for at least forty-five (45) days from the Effective Date and will promptly notify the Selling Agent and confirm the notice in writing: (i) of the effectiveness of the Registration Statement and any amendment thereto; (ii) of the issuance by the Commission of any stop order or of the initiation, or the threatening, of any proceeding for that purpose; (iii) of the issuance by any state securities commission of any proceedings for the suspension of the qualification of the Securities for offering or sale in any jurisdiction or of the initiation, or the threatening, of any proceeding for that purpose; (iv) of the mailing and delivery to the Commission for filing of any amendment or supplement to the Registration Statement or Prospectus; (v) of the receipt of any comments or request for any additional information from the Commission; and (vi) of the happening of any event during the period in which the Prospectus is required to be delivered under the Securities Act, in the judgment of the Company, makes any statement of a material fact made in the Registration Statement or the Prospectus untrue or that requires the making of any changes in the Registration Statement or the Prospectus in order to make the statements therein, in light of the circumstances under which they were made, not misleading. If the Commission or any state securities commission shall enter a stop order or suspend such qualification at any time, the Company will use commercially reasonable efforts to obtain promptly the lifting of such order.

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7.3.	Reports to the Selling Agent. For a period of five (5) years from the Closing Date, the Company will furnish to the Selling Agent copies of such financial statements and other periodic and special reports as the Company from time to time furnishes generally to holders of any class of its securities and also promptly furnish to the Selling Agent: (i) a copy of each periodic report the Company shall be required to file with the Commission; (ii) a copy of every press release and every news item and article with respect to the Company or its affairs which was released by the Company; (iii) a copy of each Form 8-K prepared and filed by the Company; (iv) a copy of each registration statement filed by the Company under the Securities Act; (v) such additional documents and information with respect to the Company and the affairs of any future Subsidiaries of the Company as the Selling Agent may from time to time reasonably request. Documents filed with the Commission pursuant to its EDGAR system shall be deemed to have been delivered to the Selling Agent pursuant to this Section 7.3.

7.4.	Transfer Agent. For a period of five (5) years from the Closing Date, the Company shall retain a transfer agent and registrar reasonably acceptable to the Selling Agent (the “Transfer Agent”).

7.5.	Payment of Expenses Related to the Offering; Advisory Fee.

7.5.1.	Expenses. The Company hereby agrees to pay all expenses relating to the Offering, including the costs of preparing, printing, mailing and delivering the Registration Statement, the preliminary and final Prospectus contained therein and amendments thereto, post-effective amendments and supplements thereto, this agreement and related documents (all in such quantities as the Selling Agent may reasonably require); preparing and printing stock certificates; the costs of any “due diligence” meetings; all reasonable and documented fees and expenses for conducting a road show presentation, as requested by the Company; all filing fees (including Commission filing fees) and communication expenses relating to the registration of the shares offered hereby; FINRA filing fees; the reasonable and documented fees and disbursements of the Selling Agent’s counsel up to an amount of $30,000; preparation of bound volumes and mementos in such quantities as the Company may request up to an amount of $2,000; transfer taxes, if any, payable upon the transfer of securities from us to the Selling Agent; and the fees and expenses of the transfer agent, clearing firm and registrar for the shares; provided that all such expenses of the Selling Agent to be paid by the Company hereunder (including the fees and disbursements of the Selling Agent’s counsel) shall not exceed $75,000; and provided further that the Selling Agent shall bear the cost of qualifying the securities as DTC eligible.

7.5.2.	Advisory Fee. The Company further agrees that, in addition to the Placement Fee payable to the Selling Agent hereunder, on each Closing Date it shall pay to the Selling Agent, by deduction from the net proceeds of the offering contemplated herein, an advisory fee equal to one and one-half percent (1.5%) of the gross proceeds received by the Company from the sale of Securities on such Closing Date.

7.6.	Application of Net Proceeds. The section of the Prospectus titled “Use of Proceeds” will indicate the intended uses of the net proceeds from the Offering. The Company will apply the net proceeds from the Offering received by it in a manner consistent with the description contained therein.

7.7.	Delivery of Earnings Statements to Security Holders. The Company will make generally available to its security holders as soon as practicable, but not later than the first day of the sixteenth full calendar month following the Effective Date, an earnings statement (which need not be certified by independent public or independent certified public accountants unless required by the Securities Act or the Regulations, but which shall satisfy the provisions of Rule 158(a) of the Regulations) covering a period of at least twelve consecutive months beginning after the Closing Date.

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7.8.	Stabilization. Neither the Company, nor, to its knowledge, any of its employees, directors or stockholders (without the consent of the Selling Agent) has taken or will take, directly or indirectly, any action designed to or that has constituted or that might reasonably be expected to cause or result in, under the Exchange Act, or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

7.9.	Accountants. The Company shall retain a nationally recognized independent certified public accounting firm after the Closing Date.

7.10.	Director and Officer Insurance. As of such Closing Date, the Company will have obtained director and officer insurance in an aggregate coverage amount of not less than $5,000,000to be in effect as of such Closing Date.

7.11.	FINRA. The Company shall advise the Selling Agent (who shall make an appropriate filing with FINRA) if it becomes aware that any 5% or greater stockholder of the Company becomes an affiliate or associated person of a FINRA member participating in the distribution of the Securities.

7.12.	Reservation of Shares. The Company will reserve and keep available the maximum number of its authorized but unissued securities which are issuable upon exercise of the Selling Agent’s Warrants outstanding from time to time.

7.13.	Board Composition and Board Designations. The Company shall ensure that: (i) the qualifications of the persons serving as board members and the overall composition of the board comply with the applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder and with the listing requirements of NASDAQ or any other national securities exchange or national securities association, as the case may be, in the event the Company seeks to have its Securities listed on another exchange or quoted on an automated quotation system, and (ii) if applicable, at least one member of the board of directors qualifies as a “financial expert” as such term is defined under the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder.

7.14.	Offerings with 180 Days. The Company, on behalf of itself and any successor entity, has agreed that, without the prior written consent of the Selling Agent, it will not, for a period ending 180 days after the Final Closing Date, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of its capital stock or any securities convertible into or exercisable or exchangeable for shares of its capital stock; or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of its capital stock. The restrictions contained in this Section 7.14 shall not apply to (i) the Securities sold in this Offering; (ii) the issuance of Common Stock upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof; or (iii) the issuance of any option to purchase or shares of the Company’s capital stock under any stock compensation plan duly adopted by the Company. For purposes of this Section 7.14, the Selling Agent acknowledges that disclosure in the Registration Statement filed prior to the date hereof of any outstanding option or warrant shall be deemed to constitute prior written notice to the Selling Agent.

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8.	Conditions of Selling Agent’s Obligations. The obligations of the Selling Agent, as provided herein, shall be subject to (i) the continuing accuracy of the representations and warranties of the Company as of the date hereof and, as of each Closing Date; (ii) the accuracy of the statements of officers of the Company made pursuant to the provisions hereof; (iii) the performance by the Company of its obligations hereunder; and (iv) the following conditions:

8.1.	Regulatory Matters.

8.1.1.	Effectiveness of Registration Statement. The Registration Statement shall have been declared effective by the Commission, and, as of such Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or shall be pending or contemplated by the Commission and any request on the part of the Commission for additional information shall have been complied with.

8.1.2.	NASDAQ. The Securities have been approved for listing on NASDAQ subject to notice of issuance and the sale of sufficient number of Shares in the Offering to satisfy the initial listing standards of The NASDAQ Capital Market.

8.2.	FINRA Clearance. On or before such Closing Date, the Selling Agent shall have received clearance from FINRA as to the amount of compensation allowable or payable to the Selling Agent as described in the Registration Statement.

8.3.	Good Standing. The Company shall have furnished or caused to be furnished to the Selling Agent on or before such Closing Date satisfactory evidence of the good standing of the Company in the State of Delaware and its good standing as foreign entities in such other jurisdictions as the Selling Agent may reasonably request, in each case in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdictions.

8.4.	No Force Majeure. On or after the Effective Date, there shall not have occurred any of the following: (a) a suspension or material limitation in trading in securities generally on the New York Stock Exchange, Inc., NYSE MKT or NASDAQ; (b) a general moratorium on commercial banking activities declared by either Federal or New York authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (c) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or (d) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (c) or (d) in the judgment of the Selling Agent makes it impracticable or inadvisable to proceed with the offering or the delivery of the Securities being delivered on such Closing Date on the terms and in the manner contemplated in the Prospectus.

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8.5.	Company Counsel Matters.

8.5.1.	Closing Date Opinion of Counsel. On the Closing Date, the Selling Agent shall have received the opinion of outside legal counsel to the Company, and 10b-5 letter of negative assurance, in each case addressed to the Selling Agent, dated the Closing Date and in form and substance reasonably satisfactory to the Selling Agent.

8.5.2.	Reliance. In rendering such opinions, such counsel may rely: (i) as to matters involving the application of laws other than the laws of the United States and jurisdictions in which they are admitted, to the extent such counsel deems proper and to the extent specified in such opinion, if at all, upon an opinion or opinions (in form and substance reasonably satisfactory to the Selling Agent) of other counsel reasonably acceptable to the Selling Agent, familiar with the applicable laws; and (ii) as to matters of fact, to the extent they deem proper, on certificates or other written statements of officers of the Company and officers of departments of various jurisdiction having custody of documents respecting the corporate existence or good standing of the Company, provided that copies of any such statements or certificates shall be delivered to Selling Agent’s counsel if requested.

8.6.	Cold Comfort Letter. At the time this Agreement is executed, and on the Closing Date, the Selling Agent shall have received a cold comfort letter, addressed to the Selling Agent, and in form and substance reasonably satisfactory in all respects to the Selling Agent from Friedman dated as of the Closing Date.

8.7.	Officers’ Certificates.

8.7.1.	Officers’ Certificate. On the Closing Date, the Selling Agent shall have received a certificate of the Company signed by the Chairman of the Board and Chief Executive Officer of the Company, dated the Closing Date, to the effect that the Company has performed all covenants and complied with all conditions required by this Agreement to be performed or complied with by the Company prior to and as of the Closing Date, and that the conditions set forth in Section 8.1 hereof have been satisfied as of such date and that, as of the Closing Date, the representations and warranties of the Company set forth in Section 6 hereof are true and correct. In addition, the Selling Agent will have received such other and further certificates of officers of the Company as the Selling Agent may reasonably request.

8.7.2.	Secretary’s Certificate. On the Closing Date, the Selling Agent shall have received a certificate of the Company signed by the Secretary or Assistant Secretary of the Company, dated the Closing Date, certifying: (i) that the Certificate of Incorporation is true and complete, has not been modified and is in full force and effect; (ii) that the resolutions of the Company’s Board of Directors relating to the Offering contemplated by this Agreement are in full force and effect and have not been modified or rescinded; (iii) as to the accuracy and completeness of all correspondence between the Company or its counsel and the Commission; and (iv) as to the incumbency of the officers of the Company. The documents referred to in such certificate shall be attached to such certificate.

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8.8.	No Material Changes. Prior to and on each Closing Date: (i) there shall have been no material adverse change or development involving a prospective material adverse change in the condition or the business activities, financial or otherwise, of the Company from the latest dates as of which such condition is set forth in the Registration Statement and the Prospectus; (ii) no action, suit or proceeding, at law or in equity, shall have been pending or, to the knowledge of the Company, threatened against the Company or any Insider before or by any court or federal or state commission, board or other administrative agency wherein an unfavorable decision, ruling or finding may materially adversely affect the business, operations or financial condition or income of the Company, except as set forth in the Registration Statement and the Prospectus; (iii) no stop order shall have been issued under the Securities Act and no proceedings therefore shall have been initiated or threatened by the Commission; and (iv) the Registration Statement and the Prospectus and any amendments or supplements thereto shall contain all material statements which are required to be stated therein in accordance with the Securities Act and the Regulations and shall conform in all material respects to the requirements of the Securities Act and the Regulations, and the Registration Statement or the Prospectus and any amendment or supplement thereto shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading.

8.9.	Delivery of Agreements.

8.9.1.	Pre-Closing Date Deliveries. On or prior to the Closing Date, the Company shall have delivered to the Selling Agent executed copies of the Lock-Up Agreements.

8.9.2.	Closing Date Deliveries. On the Closing Date, the Company shall have delivered to the Selling Agent an executed copy of this Agreement and the Selling Agent’s Warrant Agreement.

9.	Indemnification.

9.1.	Indemnification of the Selling Agent.

9.1.1.	General. Subject to the conditions set forth below, the Company agrees to indemnify and hold harmless the Selling Agent and each Dealer, if any, and each of their respective directors, officers and employees and each person, if any, who controls within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (“Controlling Person”), the Selling Agent and such Dealers, and the successors and assigns of all of the foregoing persons, against any loss, liability, claim, damage and expense whatsoever (including but not limited to any and all legal or other expenses reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, whether arising out of any action between the Selling Agent and the Company or between the Selling Agent and any third party or otherwise) to which they or any of them may become subject under the Securities Act, the Exchange Act or any other statute or at common law or otherwise or under the laws of foreign countries, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in (i) the Registration Statement or the Prospectus (as from time to time each may be amended and supplemented); (ii) any materials or information provided to Purchasers by, or with the written approval of, the Company in connection with the marketing of the Offering of the Securities, including any “road show” or Purchaser presentations made to Purchasers by the Company (whether in person or electronically); or (iii) any application or other document or written communication (in this Section 9.1.1, collectively called “application”) executed by the Company or based upon written information furnished by the Company in any jurisdiction in order to qualify the Securities under the securities laws thereof or filed with the Commission, any state securities commission or agency, NASDAQ or any securities exchange; or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, unless such statement or omission was made in reliance upon and in strict conformity with “Selling Agent’s Information” (as described in Section 6.10.1) furnished to the Company by the Selling Agent. The Company agrees promptly to notify the Selling Agent of the commencement of any litigation or proceedings against the Company or any of its officers, directors or Controlling Persons in connection with the issue and sale of the Securities or in connection with the Registration Statement or the Prospectus.

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9.1.2.	Procedure. If any action is brought against the Selling Agent, a Dealer, or a Controlling Person in respect of which indemnity may be sought against the Company pursuant to Section 9.1.1, the Selling Agent, such Dealer or Controlling Person, as the case may be, shall promptly notify the Company in writing of the institution of such action and the Company shall assume the defense of such action, including the employment and fees of counsel (subject to the reasonable approval of such Selling Agent, such Dealer or Controlling Person, as the case may be) and payment of actual expenses. Any delay in notice will not relieve the Company of any liability to an indemnified party, except to the extent that the Company demonstrates that the delay prejudiced the defense of such action. Any indemnified person shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel which are incurred after the Company assumes the defense of the Securities Action shall be at the expense of the Selling Agent, such Dealer or Controlling Person unless (i) the employment of such counsel at the expense of the Company shall have been authorized in writing by the Company in connection with the defense of such action, or (ii) the Company fails to assume the defense or to employ counsel to have charge of the defense of such action within a reasonable time after notice of such action, or (iii) such indemnified party or parties shall have reasonably concluded, based upon the written opinion of counsel, that there may be defenses available to it or them which are different from or additional to those available to the Company (in which case the Company shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events the reasonable fees and expenses of not more than one additional firm of attorneys selected by the Selling Agent, such Dealer and/or Controlling Person in their sole discretion shall be borne by the Company and paid as incurred or, at the option of the indemnified party, advanced pursuant to Section 9.1.5.

9.1.3.	Settlement. The Company will not effect any settlement of a proceeding in respect of which indemnification may be sought hereunder (whether or not any indemnified person is a party therein) unless the Company has given the Selling Agent, a Dealer or Controlling Person, as the case may be, reasonable prior written notice thereof and such settlement, compromise, consent or termination includes an unconditional release of each indemnified party from any liabilities arising out of such proceeding. The Company will not permit any such settlement, compromise, consent or termination to include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of any indemnified party, without that party’s prior written consent. Notwithstanding anything to the contrary contained herein, if the Selling Agent, a Dealer or Controlling Person shall conduct the defense of an action as provided in Section 9.1.2, the Company shall have the right to approve the terms of any settlement of such action, which approval shall not be unreasonably withheld, except that if the Company is required to and nonetheless fails to reimburse or advance the expenses of such defense, then the Company shall be bound by any determination made in the action or by any compromise or settlement made by the indemnified party without the Company’s written consent, subject to the requirements of Section 9.1.4.

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9.1.4.	Settlement without Consent if Failure to Reimburse or Advance. If at any time the Selling Agent, a Dealer or a Controlling Person shall have requested the Company to reimburse or advance to the indemnified party its fees and expenses, including the reasonable fees of counsel, the Company agrees that it shall be liable for any settlement of the nature contemplated by Section 9.1.3 effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by the Company of the aforesaid request, (ii) the Company shall have received notice of the terms of such settlement at least 45 days prior to such settlement being entered into, and (iii) the Company shall not have reimbursed or advanced to such Selling Agent, such Dealer or Controlling Person in accordance with such request prior to the date of such settlement, unless such failure to reimburse or advance to such Selling Agent, such Dealer or Controlling Person is based on a dispute with a good faith basis as to either the obligation of the Company arising under this Section 9 to indemnify the Selling Agent, such Dealer or Controlling Person or the amount of such obligation, and the Company shall have notified the Selling Agent, such Dealer or Controlling Person of such good faith dispute prior to the date of such settlement.

9.2.	Indemnification of the Company. The Selling Agent agrees to indemnify and hold harmless the Company, its directors, officers and employees and agents who control the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all loss, liability, claim, damage and expense described in the foregoing indemnity from the Company to the Selling Agent, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions made in any Preliminary Prospectus, the Registration Statement or Prospectus or any amendment or supplement thereto or in any application, made in reliance upon and in strict conformity with the “Selling Agent’s Information” furnished by the Selling Agent to the Company expressly for use in the Registration Statement or the Prospectus or any amendment or supplement thereto or in any such application. In case any action shall be brought against the Company or any other person so indemnified based on the Registration Statement or the Prospectus or any amendment or supplement thereto or any application, and in respect of which indemnity may be sought against an Selling Agent, the Selling Agent shall have the rights and duties given to the Company, and the Company and each other person so indemnified shall have the rights and duties given to the Selling Agent, by the provisions of Section 9.1.

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9.3.	Contribution.

9.3.1.	Contribution Rights. In order to provide for just and equitable contribution under the Securities Act in any case in which (i) any person entitled to indemnification under this Section 9 makes claim for indemnification pursuant hereto but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 9 provides for indemnification in such case, or (ii) contribution under the Securities Act, the Exchange Act or otherwise may be required on the part of any such person in circumstances for which indemnification is provided under this Section 9 but is unavailable, then, and in each such case, the Company and the Selling Agent shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by said indemnity agreement incurred by the Company and the Selling Agent, as incurred, in such proportions that reflect the relative fault of, and relative benefit received by, the Selling Agent and the Company, such relative benefit to be determined by the percentage that the Selling Agent discount appearing on the cover page of the Prospectus bears to the initial offering price appearing thereon; provided, that, no person guilty of a fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Notwithstanding the provisions of this Section 9.3.1, the Selling Agent shall not be required to contribute any amount in excess of the amount by which the total price at which the Securities distributed to the public were offered to the public exceeds the amount of any damages that the Selling Agent has otherwise been required to pay in respect of such losses, liabilities, claims, damages and expenses. For purposes of this Section 9.3.1, each director, officer and employee of the Selling Agent or the Company, as applicable, and each person, if any, who controls the Selling Agent or the Company, as applicable, within the meaning of Section 15 of the Securities Act shall have the same rights to contribution as the Selling Agent or the Company, as applicable.

9.3.2.	Contribution Procedure. Within fifteen (15) days after receipt by any party to this Agreement (or its representative) of notice of the commencement of any action, suit or proceeding, such party will, if a claim for contribution in respect thereof is to be made against another party (“contributing party”), notify the contributing party of the commencement thereof, but the failure to so notify the contributing party will not relieve it from any liability which it may have to any other party other than for contribution hereunder. In case any such action, suit or proceeding is brought against any party, and such party notifies a contributing party or its representative of the commencement thereof within the aforesaid fifteen (15) days, the contributing party will be entitled to participate therein with the notifying party and any other contributing party similarly notified. Any such contributing party shall not be liable to any party seeking contribution on account of any settlement of any claim, action or proceeding affected by such party seeking contribution without the written consent of such contributing party. The contribution provisions contained in this Section 8.3.2 are intended to supersede, to the extent permitted by law, any right to contribution under the Securities Act, the Exchange Act or otherwise available.

10.	Effective Date. This Agreement shall become effective when the Company and the Selling Agent have executed the same and delivered counterparts of such signatures to the other parties.

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11.	Termination. This Agreement shall terminate automatically if (i) the Requisite Amount is not received by the Escrow Agent on or before the Termination Date or (ii) immediately following a Closing Date (the “Final Closing Date”), the Maximum Amount has been sold. Either party shall have the right to terminate this Agreement at any time prior to any Closing Date, (i) if any domestic or international event or act or occurrence has materially disrupted, or in the terminating party’s reasonable opinion will in the immediate future materially disrupt, general securities markets in the United States; or (ii) if trading on the New York Stock Exchange, the NASDAQ Global Market or the NASDAQ Capital Market or NYSE MKT shall have been noticed for or actually suspended or materially limited, or minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required by FINRA or by order of the Commission or any other government authority having jurisdiction, or (iii) if the United States shall have become involved in a new war or a substantial increase in existing major hostilities occurs, or (iv) if a banking moratorium has been declared by a New York State or federal authority or foreign authority which has a substantial disruptive effect on or adversely impacts the United States securities markets, or (v) if a moratorium on foreign exchange trading has been declared which materially adversely impacts the United States securities markets, or (vi) if the Company shall have sustained a material loss by fire, flood, accident, hurricane, earthquake, theft, sabotage or other calamity or malicious act which, whether or not such loss shall have been insured, will, in the Company’s reasonable opinion, make it inadvisable to proceed with the delivery of the Securities, or (vii) if the Company or the Selling Agent, as the case may be, is in material breach of any of its representations, warranties or covenants hereunder, or (viii) if the Selling Agent shall have become aware after the date hereof of such a Material Adverse Effect on the Company, or such adverse material change in general market conditions as in the Selling Agent’s good faith judgment would make it impracticable to proceed with the offering, sale and/or delivery of the Securities or to enforce contracts made by the Selling Agent for the sale of the Securities.

12.	Expenses. In the event that this Agreement shall not be carried out for any reason, the Company shall be obligated to pay to the Selling Agent its actual and accountable out-of-pocket expenses related to the transactions contemplated herein then due and payable (including the actual and accountable reasonable out-of-pocket expenses related to its legal counsel), up to $75,000 minus any advances made by the Company; provided, however, that such expense cap in no way limits or impairs the indemnification and contribution provisions of this Agreement.

13.	Surviving Clause. Notwithstanding any contrary provision contained in this Agreement, any election hereunder or any termination of this Agreement, and whether or not this Agreement is otherwise carried out, the provisions of Section 9 shall not be in any way effected by, such election or termination or failure to carry out the terms of this Agreement or any part hereof.

14.	Miscellaneous.

14.1.	Notices. All communications hereunder, except as herein otherwise specifically provided, shall be in writing and shall be mailed (registered or certified mail, return receipt requested), personally delivered or sent by facsimile transmission and confirmed, or by electronic transmission via PDF, and shall be deemed given when so delivered or faxed and confirmed or transmitted or if mailed, two days after such mailing.

If to the Selling Agent:

Network 1 Financial Securities, Inc.

The Galleria, Building 2

2 Bridge Avenue
Red Bank, NJ 07701

Attn: Keith Testaverde, Senior VP

T: (732) 758-9001

F: (732) 758-6671

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With a copy to (which shall not constitute notice):

Magri Law, LLC

2642 NE 9th Ave.

Fort Lauderdale, FL 333334

Attn: Philip Magri, Esq.

T: (646) 502-5900

If to the Company:

Alliance MMA, Inc.

590 Madison Avenue, 21st Floor

New York, New York 10022

Attn: Paul K. Danner, III, CEO

T: (212) 739-7825

With a copy to (which shall not constitute notice):

Robert L. Mazzeo, Esq.

Mazzeo Song P.C.

444 Madison Avenue, 4th Floor

New York, NY 10022

T: (212) 599-0700

14.2.	Headings. The headings contained herein are for the sole purpose of convenience of reference, and shall not in any way limit or affect the meaning or interpretation of any of the terms or provisions of this Agreement.

14.3.	Amendment. This Agreement may only be amended by a written instrument executed by each of the parties hereto.

14.4.	Entire Agreement. This Agreement (together with the other agreements and documents being delivered pursuant to or in connection with this Agreement) constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and thereof, and supersedes all prior agreements and understandings of the parties, oral and written, with respect to the subject matter hereof.

14.5.	Binding Effect. This Agreement shall inure solely to the benefit of and shall be binding upon the Selling Agent, the Company and the directors, officers and Controlling Persons referred to in Section 8.1.1 hereof, and their respective successors, legal representatives and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provisions herein contained. The term “successors and assigns” shall not include a purchaser, in its capacity as such, of securities from the Selling Agent.

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14.6.	Governing Law. This Agreement shall be deemed to have been executed and delivered in New York and both this Agreement and the transactions contemplated hereby shall be governed as to validity, interpretation, construction, effect, and in all other respects by the laws of the State of New York, without regard to the conflicts of laws principles thereof (other than Section 5-1401 of The New York General Obligations Law). Each of the Selling Agent and the Company: (a) agrees that any legal suit, action or proceeding arising out of or relating to this Agreement and/or the transactions contemplated hereby shall be instituted exclusively in the Supreme Court of the State of New York, New York County, or in the United States District Court for the Southern District of New York located in New York County, (b) waives any objection which it may have or hereafter to the venue of any such suit, action or proceeding, and (c) irrevocably consents to the jurisdiction of Supreme Court of the State of New York, New York County, or in the United States District Court for the Southern District of New York located in New York County in any such suit, action or proceeding. Each of the Selling Agent and the Company further agrees to accept and acknowledge service of any and all process which may be served in any such suit, action or proceeding in the Supreme Court of the State of New York, New York County, or in the United States District Court for the Southern District of New York located in New York County and agrees that service of process mailed by certified mail to such party’s address or delivered by Federal Express via overnight delivery shall be deemed in every respect effective service of process upon such party, in any such suit, action or proceeding,. EACH OF THE COMPANY AND THE SELLING AGENT (ON BEHALF OF ITSELF, ITS SUBSIDIARIES AND, TO THE FULLEST EXTENT PERMITTED BY LAW, ON BEHALF OF ITS RESPECTIVE EQUITY HOLDERS AND CREDITORS) HEREBY WAIVES ANY RIGHT THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED UPON, ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, THE REGISTRATION STATEMENT AND THE PROSPECTUS.

14.7.	Execution in Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement, and shall become effective when one or more counterparts has been signed by each of the parties hereto and delivered to each of the other parties hereto. Delivery of a signed counterpart of this Agreement by facsimile or email/pdf transmission shall constitute valid and sufficient delivery thereof.

14.8.	Waiver, etc. The failure of any of the parties hereto to at any time enforce any of the provisions of this Agreement shall not be deemed or construed to be a waiver of any such provision, nor to in any way affect the validity of this Agreement or any provision hereof or the right of any of the parties hereto to thereafter enforce each and every provision of this Agreement. No waiver of any breach, non-compliance or non-fulfillment of any of the provisions of this Agreement shall be effective unless set forth in a written instrument executed by the party or parties against whom or which enforcement of such waiver is sought; and no waiver of any such breach, non-compliance or non-fulfillment shall be construed or deemed to be a waiver of any other or subsequent breach, non-compliance or non-fulfillment.

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14.9.	No Fiduciary Relationship. The Company hereby acknowledges that the Selling Agent and each Dealer is acting solely as a selling agent in connection with the Offering of the Securities. The Company further acknowledges that the Selling Agent is acting pursuant to a contractual relationship created solely by this Agreement entered into on an arm’s length basis and in no event do the parties intend that the Selling Agent or Dealers act or be responsible as a fiduciary to the Company, its management, shareholders, creditors or any other person in connection with any activity that the Selling Agent and Dealers may undertake or have undertaken in furtherance of the Offering of the Securities, either before or after the date hereof. The Selling Agent on its own behalf and on behalf of the Dealers, hereby each expressly disclaims any fiduciary or similar obligations to the Company, either in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions, and the Company hereby confirms its understanding and agreement to that effect. The Company, the Selling Agent on its own behalf and on behalf of the Dealers, agree that they are each responsible for making their own independent judgments with respect to any such transactions, and that any opinions or views expressed by the Selling Agent and Dealers to the Company regarding such transactions, including but not limited to any opinions or views with respect to the price or market for the Company’s securities, do not constitute advice or recommendations to the Company. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Selling Agent and Dealers with respect to any breach or alleged breach of any fiduciary or similar duty to the Company in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions.

[SIGNATURE PAGE FOLLOWS]

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If the foregoing correctly sets forth the understanding between the Selling Agent and the Company, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between us.

Very truly yours,

ALLIANCE MMA, INC.

By:	/s/ Paul K. Danner, III
Paul K. Danner, III
Chief Executive Officer

Accepted and Agreed to this 21st day of July, 2016.

NETWORK 1 FINANCIAL SECURITIES, INC.

By:	/s/ Damon D. Testaverde
Name: Damon D. Testaverde
Title: Managing Director

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SCHEDULE A

Lock-Up Parties

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EXHIBIT A

SUBSCRIPTION AGREEMENT

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EXHIBIT B

SELLING AGENT’S WARRANT

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EXHIBIT C

LOCK-UP AGREEMENT

33